Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Amendment No. 5 to form S-1 of Function(x) Inc., of our report dated January 16, 2012, relating to the financial statements of Trusted Opinion Inc. for the years ended December 31, 2010 and 2009, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Citrin Cooperman & Company, LLP
CITRIN COOPERMAN & COMPANY, LLP

New York, NY
March 6, 2012